EXHIBIT 1

            JOINT FILING AGREEMENT AMONG: PHILIP V. OPPENHEIMER,
            JOHN W. SPENCE III, AND OPPENHEIMER-SPENCE FINANCIAL
                         SERVICES PARTNERSHIP, L.P.


Whereas, in accordance with Rule 13d 1(f) under the Securities and Exchange Act of 1934 (the "Act"), only one joint Statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or amendments thereto is filed on behalf of each of them;

         NOW, THEREFORE, the parties hereto agree as follows:

Philip V. Oppenheimer, John W. Spence, and Oppenheimer-Spence Financial Services Partnership L.P. do hereby agree, in accordance with Rule 13d-1(f) under the Act, to file a statement on Schedule 13D relating to their ownership of the Common Stock of Sunrise Bancorp and do hereby further agree that said statement shall be filed on behalf of each of them.

Dated June 13, 1996

                                         By:  /s/ Philip V. Oppenheimer
                                            ___________________________
                                                  Philip V. Oppenheimer


                                         By:  /s/ John W. Spence III
                                            ___________________________
                                                  John W. Spence III


      For the Oppenheimer-Spence Financial Services Partnership, L.P.:

     /s/ Philip V. Oppenheimer            /s/ John W. Spence III
     _________________________            ______________________
       Philip V. Oppenheimer                 John W. Spence
          General Partner                    General Partner